Exhibit 99

Kforce Inc.
1001 East Palm Ave.
Tampa, FL 33605
(NASDAQ: KFRC)

AT THE FIRM

Michael Blackman

Vice President – Investor Relations

813- 552-2927

Derrell Hunter

Chief Financial Officer

813-552-2770

KFORCE COMMENTS ON HALL KINION MERGER

TAMPA, FL – March 11, 2004 – Kforce Inc. (NASDAQ: KFRC), a professional staffing firm, announced that it has today filed its Form 10-K which included the following disclosures:

Kforce has notified Hall Kinion that it believes certain conditions exist or will exist that have or will have a material adverse effect on Hall Kinion. Hall Kinion has informed Kforce that it disagrees with Kforce’s position, has suspended Kforce’s access to its personnel and has requested that Kforce’s board of directors confirm its intention to recommend the proposed transaction to the Kforce shareholders. At a March 10, 2004 special meeting of Kforce’s board of directors concerning the transaction, the board considered Hall Kinion’s request, but did not reconfirm its intention to recommend the proposed merger to Kforce shareholders. Accordingly, Kforce believes that there is a great deal of uncertainty relating to the proposed merger and that there can be no assurance that it will be consummated. If a merger does proceed, the terms may be substantially revised.

Kforce has incurred costs associated with this potential transaction that would be included in the purchase price if a merger were to occur. Capitalized costs amounted to approximately $1.5 million at December 31, 2003, and together with such costs incurred during the first quarter, may exceed $2.5 million. Costs that otherwise would have been includable in the purchase price, would be charged to expense in the quarter during which it is determined that a merger is not likely to proceed, if such determination is made. Additionally, as expected, integration planning expenses are being incurred in the first quarter that, together with the potential write-offs described above, could result in aggregate merger-related charges exceeding $3.5 million.

About Kforce

Kforce (NASDAQ: KFRC) is a professional staffing firm providing flexible and permanent staffing solutions for organizations in the skill areas of information technology, finance & accounting, pharmaceutical, healthcare and scientific. Backed by more than 1,000 staffing specialists, Kforce operates in more than 40 markets in North America. For more information, please visit our Web site at www.kforce.com.

Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: business conditions and growth in the staffing industry and general economy; competitive factors, risks due to shifts in the market demand, including, without limitation, shifts in demand for our Health and Life Sciences, Finance and Accounting and Information Technology Groups, as well as the market for search and flexible staffing assignments; changes in the service mix; ability of the Firm to complete acquisitions; and the risk factors listed from time to time in the Firm’s reports filed with the Securities and Exchange Commission, as well as assumptions regarding the foregoing. In particular, any statement related to Kforce’s expected revenues or earnings or Kforce being well positioned for future profitability and growth are forward-looking statements. The words “should,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “foresee,” “plan” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. Additionally, any statements related to future improved performance and estimates of revenues and earnings per share are forward-looking statements. The Firm undertakes no obligation to publicly update or revise any forward-looking statement. As a result, such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.